UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SERVICESOURCE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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760 Market Street, 4th Floor

San Francisco, California 94102

(415) 901-6030

SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 31, 2016 AND ACCOMPANYING PROXY STATEMENT

On or about April 19, 2016, the proxy materials of ServiceSource International, Inc., a Delaware corporation (“ServiceSource” or the “Company”), were made available to stockholders in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) for use at the 2016 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 31, 2016 at 4:00 p.m., Pacific Time, at our corporate headquarters located at 760 Market Street, 4th Floor, San Francisco, CA 94102. The original proxy statement (the “Proxy Statement”) was filed with the U.S. Securities and Exchange Commission (“SEC”) on April 19, 2016.

This supplement, dated May 10, 2016 (the “Supplement”), supplements and amends the Proxy Statement and is being filed with the SEC on May 10, 2016.

Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS PROXY SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Removal of Proposal Number Three: Ratification of Selection of Independent Registered Public Accounting Firm

On May 5, 2016, the Company determined not to seek stockholder approval of the ratification of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 3”). Proposal 3 has been withdrawn and will not be considered or voted upon at the Annual Meeting. The remaining proposals presented in the Proxy Statement remain on the agenda for the Annual Meeting.

At the time the Proxy Statement was filed with the SEC, the Company anticipated that PwC would serve as the Company’s independent auditor for the remainder of the 2016 fiscal year. However, on May 5, 2016, PwC declined to stand for re-election as the independent registered accounting firm for the Company for the fiscal year ending December 31, 2016. On May 5, 2016, the Audit Committee of the Board approved the appointment of Ernst & Young LLP (“EY”) as the Company’s independent auditor for the fiscal year ending December 31, 2016, effective immediately following the filing of the Company’s Form 10-Q for the fiscal quarter ended March 31, 2016, which occurred on May 9, 2016.

As a result of the removal of Proposal 3, the Company notes the following important matters regarding voting:

•	proxy cards or voting instructions previously received and providing directions for the election of James C. Madden and Thomas F. Mendoza as Class II directors of the Company (“Proposal 1”) and for the advisory vote on approval of executive compensation for the CEO, CFO and other named executive officers (“Proposal 2”) will remain valid and will be voted on each Proposal 1 and Proposal 2 as directed;

•	proxy cards or voting instructions received in the future and providing directions on Proposal 1 and Proposal 2 will be valid;

•	proxy cards or voting instructions previously received or received in the future and providing directions on Proposal 3 will not be voted on Proposal 3;

•	the Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 3; and

•	if you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change the vote you previously cast on Proposal 1 or Proposal 2. You may change your vote at any time prior to the Annual Meeting. See “Information About The Proxy Materials and Annual Meeting—Changing Votes and Revoking Proxies” in the Proxy Statement.

Supplemental Disclosure for the Proxy Statement

The Company is providing the following information to stockholders as supplemental disclosure to the Proxy Statement, which has been reported by the Company in a Current Report on Form 8-K, as filed with the SEC on May 9, 2016.

On May 5, 2016, PwC declined to stand for re-election as the independent registered accounting firm for the Company for the fiscal year ending December 31, 2016. Accordingly, on May 5, 2016, the Audit Committee of the Board approved the appointment of EY as the Company’s independent auditor for the fiscal year ending December 31, 2016, effective immediately following the filing of the Company’s Form 10-Q for the fiscal quarter ended March 31, 2016, which occurred on May 9, 2016. As a result of the engagement of EY, the Company no longer expects that representatives of PwC will attend the Annual Meeting.

The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2015 and 2014, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through May 5, 2016, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference to the subject matter of such disagreements in their reports on the Company’s consolidated financial statements for such years.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through May 5, 2016, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the disclosure in the Form 8-K and requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements of the Company in response to Item 304(a) of Regulation S-K. A copy of such letter, dated May 9, 2016, is filed as Exhibit 16.1 to the Form 8-K.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through May 5, 2016, neither the Company nor anyone acting on its behalf has consulted with EY regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, and the related instructions to such Item, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Your vote is extremely important to us. The quickest way to vote is by telephone or internet. Please vote on Proposal 1 and Proposal 2 as described in the proxy materials previously mailed to you on or about April 19, 2016, the Proxy Statement, dated April 19, 2016, and the proxy card accompanying the Proxy Statement, copies of which are available at www.proxyvote.com. If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change the vote you previously cast on Proposal 1 or Proposal 2. Thank you for your investment in ServiceSource and for voting your shares.